OMB APPROVAL
OMB Number:	3235-0059
Expires:	August 31, 2004
Estimated average burden
hours per response	14.73

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LandAmerica Financial Group, Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ANNUAL MEETING OF SHAREHOLDERS

April 5, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of LandAmerica Financial Group, Inc., which is to be held in the 4th Floor Auditorium of the SunTrust Bank Building, 919 East Main Street, Richmond, Virginia, on Tuesday, May 16, 2006 at 9:00 a.m. At the Meeting, you will be asked to elect four directors to serve three-year terms, to act on two proposals to amend the Company’s Articles of Incorporation, and to act on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. You can vote by signing, dating and returning the enclosed proxy card or voting instruction. Also, registered shareholders and participants in plans holding shares of the Company’s Common Stock may vote by telephone or over the Internet. Instructions for using these convenient services are set forth on the proxy card or voting instruction. Beneficial owners of shares held in street name should follow the enclosed instructions for voting their shares. I hope you will be able to attend the Meeting, but even if you cannot, please vote your shares as soon as you can.

Sincerely,

CHARLES H. FOSTER, JR. Chairman

LandAmerica Financial Group, Inc.

101 Gateway Centre Parkway

Gateway One

Richmond, Virginia 23235-5153

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Meeting”) of LandAmerica Financial Group, Inc. (the “Company”) will be held in the 4th Floor Auditorium of the SunTrust Bank Building, 919 East Main Street, Richmond, Virginia, on Tuesday, May 16, 2006 at 9:00 a.m. Shareholders who desire to attend the Meeting should mark the appropriate box on the enclosed proxy. Persons who do not indicate attendance at the Meeting on the proxy will be required to present acceptable proof of stock ownership along with personal photo identification for admission to the Meeting.

The Meeting will be held for the following purposes:

(1)	To elect four directors to serve three year terms;

(2)	To approve an amendment to the Company’s Articles of Incorporation to modify certain portions of the Article pertaining to directors;

(3)	To approve an amendment to the Company’s Articles of Incorporation to make certain changes, namely the revision of the Article pertaining to indemnification;

(4)	To act on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year; and

(5)	To act upon such other matters as may properly come before the Meeting or any adjournment of the Meeting.

Only holders of shares of Common Stock of record at the close of business on March 30, 2006 are entitled to notice of and to vote at the Meeting and at any and all adjournments or postponements thereof.

By Order of the Board of Directors,

Michelle H. Gluck

Secretary

April 5, 2006

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of the Company. A shareholder may revoke the proxy at any time prior to voting at the Meeting by submitting a later dated proxy (including a proxy via the Internet or by telephone) or by giving timely written notice of such revocation to the Secretary of the Company. Proxies properly executed and received by the Secretary prior to the Meeting, and not revoked, will be voted in accordance with the terms thereof. Registered shareholders and participants in plans holding shares of the Company’s Common Stock are urged to complete, sign and date the enclosed proxy or voting instruction and return it as promptly as possible in the postage-paid envelope enclosed for that purpose. Shareholders and plan participants can also deliver proxies and voting instructions by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate shareholders’ and plan participants’ identities, to allow shareholders and plan participants to give their voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card or voting instruction. If your shares are held in street name with your bank or broker, please follow the instructions enclosed with this Proxy Statement.

The Company will pay all of the costs associated with this proxy solicitation. Proxies are being solicited by mail and may also be solicited in person or by telephone, telefacsimile or other means of electronic transmission by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares of the Company’s Common Stock.

A shareholder desiring to attend the Meeting in person must mark the appropriate box on the proxy card and bring acceptable proof of ownership and personal photo identification to the Meeting.

The Meeting will be webcast on May 16, 2006 at 9:00 a.m. Eastern Daylight Time. The webcast can be accessed through the Company’s website at www.landam.com. Registration for the webcast is required. Pre-registration will be available beginning April 14, 2006. An archived copy of the webcast also will be available approximately two hours after the conclusion of the Meeting at www.landam.com until June 30, 2006.

This Proxy Statement will be mailed to registered holders of the Common Stock of the Company on or about April 5, 2006.

VOTING RIGHTS

The Company had                  shares of Common Stock outstanding as of March 30, 2006, each having one vote. Only holders of the Company’s Common Stock of record at the close of business on March 30, 2006, will be entitled to vote. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Abstentions and shares held in street name (“Broker Shares”) voted as to any matter at the Meeting will be included in determining the number of shares present or represented at the Meeting. Broker Shares that are not voted on any matter at the Meeting will not be included in determining the number of shares present or represented at the Meeting.

The Company is not aware of any matters that are to come before the Meeting other than those described in this Proxy Statement. However, if other matters do properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxy in accordance with their best judgment.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Meeting, four directors are to be elected for terms of three years. Eight other directors have been elected to terms that end in either 2007 or 2008, as indicated below. The following pages set forth certain information concerning the nominees and the directors whose terms of office will continue after the Meeting.

Proxies, unless otherwise specified, will be voted for the election of the nominees listed to serve as directors. The election of each nominee for Director requires a plurality of the votes cast in the election of directors. If, at the time of the Meeting, any nominee should be unavailable to serve as a director, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors, or the Board of Directors may reduce the number of directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees for Election for Terms Expiring in 2009

JANET A. ALPERT, 59, retired as Vice-Chairman of the Company and each of Lawyers Title Insurance Corporation (“Lawyers Title”), Commonwealth Land Title Insurance Company (“Commonwealth”) and Transnation Title Insurance Company (“Transnation”), all of which are wholly owned subsidiaries of the Company, on December 17, 2004. She had held those positions since January 1, 2004. Prior to that date, Ms. Alpert was President of the Company and of each of Lawyers Title, Commonwealth and Transnation, positions she held for more than five years. Ms. Alpert is a member of the Finance and Investment Funds Committees. Ms. Alpert has been a director since 1994.

GALE K. CARUSO, 48, retired as President and Chief Executive Officer of Zurich Kemper Life, a provider of life insurance and annuity products, in October 2003. She served in those positions from June 1999 until her retirement. Ms. Caruso is a trustee of the Pacific Select Funds and the Pacific Funds. Ms. Caruso is a member of the Audit Committee and the Investment Funds Committee. Ms. Caruso has been a director since 2005.

MICHAEL DINKINS, 52, is Executive Vice President and Chief Financial Officer of Hilb, Rogal & Hobbs Company (an insurance brokerage company), a position he has held since October 2005. From June 2004 to September 2005, he was Vice President–Global Control and Reengineering for Guidant Corporation (a designer, manufacturer and developer of medical devices for the treatment of cardiac and vascular disease). From September 2002 to May 2004, he was Vice President and Chief Financial Officer of Worldwide Customer Services Operation for NCR Corporation (a manufacturer and service provider for automated teller and retail point of sale machines). From August 1999 to March 2002, he was Chairman, President and Chief Executive Officer of Access Worldwide Communications, Inc. (a marketing services company). Mr. Dinkins is Chairman of the Finance Committee and a member of the Audit Committee and the Executive Committee. He has been a director since 1997.

JOHN P. McCANN, 61, is the Executive Director of New Town Associates, LLC (a developer of real estate mixed use projects), a position he has held since June 2002 and a Principal in McCann Realty Partners, LLC, (an owner of apartment buildings), a position he has held since January 2005. Mr. McCann retired as Chief Executive Officer of United Dominion Realty Trust, Inc., an apartment real estate trust, in March 2001. Mr. McCann is a director of United Dominion Realty Trust, Inc. He is Chairman of the Investment Funds Committee and a member of the Finance Committee. Mr. McCann has been a director since 1997.

The Board of Directors recommends that the shareholders vote FOR the nominees set forth above.

Incumbent Directors Whose Terms Expire in 2008

ROBERT F. NORFLEET, JR., 66, is a retired Corporate Executive Vice President and Senior Credit Officer of Crestar Bank (now SunTrust Bank). Mr. Norfleet is a member of the Audit Committee and the Corporate Governance Committee. He has been a director since 1991.

JULIOUS P. SMITH, JR., 63, is Chairman and Chief Executive Officer and a member of the law firm of Williams Mullen, a position he has held for more than five years. Mr. Smith is a director of Hilb Rogal & Hobbs Company. He is a member of the Executive Committee, the Investment Funds Committee and the Finance Committee and has been a director since 2000. Williams Mullen acts as counsel to the Company.

THOMAS G. SNEAD, JR., 52, retired as President of Wellpoint Inc. Southeast Region (a managed care and health insurance company) a position he held since December 2004. From July 2002 to December 2004, he served as President of Anthem Southeast, a subsidiary of Anthem, Inc. From April 2000 to July 2002, he was Chairman and Chief Executive Officer of Trigon Heathcare, Inc. He is Chairman of the Audit Committee and a member of the Executive Committee and the Executive Compensation Committee and has been a director since 2001.

EUGENE P. TRANI, 66, is President of Virginia Commonwealth University (an urban, public research university), a position he has held for more than five years. He is a director of Universal Corporation. Dr. Trani is Chairman of the Corporate Governance Committee and a member of the Executive Compensation Committee. He has been a director since 1993.

Incumbent Directors Whose Terms Expire in 2007

THEODORE L. CHANDLER, JR., 53, is President and Chief Executive Officer of the Company and President, Chief Executive Officer and Chairman of each of Lawyers Title, Commonwealth and Transnation all of which are wholly owned subsidiaries of the Company. He was President and Chief Operating Officer from January 2004 to December 2004, Chief Operating Officer from July 2002 through December 2004 and Senior Executive Vice President from January 2000 to July 2002 of the Company and each of Lawyers Title, Commonwealth and Transnation. Mr. Chandler is a director of Hilb Rogal & Hobbs Company. He is a member of the Executive Committee and has been a director since 1991.

CHARLES H. FOSTER, JR., 63, is Chairman of the Company. Prior to 2005, Mr. Foster was Chairman and Chief Executive Officer of each of the Company, Lawyers Title, Commonwealth and Transnation, positions he held for more than five years. Mr. Foster is a director of Universal Corporation. He is Chairman of the Executive Committee and has been a director since 1991.

ROBERT T. SKUNDA, 59, is President and Chief Executive Officer of the Virginia Biotechnology Research Park (a center for the development of Virginia’s biotechnology and biomedical industries), positions he has held for more than five years. Mr. Skunda is a member of the Audit Committee and the Corporate Governance Committee and has been a director since 2001.

MARSHALL B. WISHNACK, 59, retired as Chairman and Chief Executive Officer of Wheat First Union (now Wachovia Securities) (the securities brokerage division of Wachovia Corporation) in December 1999. He is a director of S&K Famous Brands, Inc. Mr. Wishnack is Chairman of the Executive Compensation Committee and a member of the Executive Committee and the Corporate Governance Committee. He has been a director since 1991.

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s Common Stock by each person or group, according to the most recent Schedule 13G filed with the Securities and Exchange Commission or otherwise known by the Company, to beneficially own more than 5% of the outstanding shares of such stock.

Name of Beneficial Owner	Number of Shares [1]	Percent of Class [1]
Dimensional Fund Advisors Inc.[2] 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	1,446,384	8.36%
Goldman Sachs Asset Management, L.P.[3] 32 Old Slip New York, New York 10005	1,400,062	8.10%
Advisory Research, Inc.[4] 180 North Stetson Street, Suite 5500 Chicago, Illinois 60601	1,255,264	7.26%
LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan[5] 101 Gateway Centre Parkway Gateway One Richmond, Virginia 23235-5153	1,011,794	5.85%
Barclays Global Investors, NA.[6] Barclays Global Fund Advisors 45 Fremont Street San Francisco, California 94105 Barclays Global Investors, Ltd. Murray House 1 Royal Mint Ct London EC3N 4HH England Barclays Global Investors Japan Trust and Banking Company Limited Ebisu Prime Square Tower, 8th Floor 1-1-39 Hiroo Shibuya-Ku Tokyo 150-0012 Japan	948,234	5.48%
LSV Asset Management[7] 1 North Wacker Drive Suite 4000 Chicago, Illinois 60606	943,830	5.46%

[1]	The numbers of shares of Common Stock of the Company shown in the table are as of December 31, 2005, and the percentages shown in the table are based on 17,291,213, which was the number of shares of Common Stock outstanding on that date.

[2]	In a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2006, Dimensional Fund Advisors Inc. (“Dimensional”) reported that, in its role as investment adviser to four investment companies registered under the Investment Company Act of 1940 and as investment manager to certain commingled group trusts and separate accounts (collectively, the “Funds”), it has sole power to vote and dispose of 1,446,384 shares of the Company’s Common Stock. The Schedule 13G states that all of such shares are owned by the Funds, no one of which, to the knowledge of Dimensional, owns more than 5% of the shares of Common Stock outstanding. Dimensional further disclaims beneficial ownership of such securities.
[3]	In a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2006, Goldman Sachs Asset Management, L.P. (“GSAM LP”) reported that, in its role as investment adviser, it has sole power to vote 920,737 shares of the Company’s Common Stock and sole power to dispose of 1,400,062 shares of the Company’s Common Stock. The Schedule 13G states that GSAM LP disclaims beneficial ownership of any securities managed on GSAM LP’s behalf by third parties.
[4]	In a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2006, Advisory Research, Inc. reported that, in its role as investment adviser, it has sole power to vote and dispose of 1,255,264 shares of the Company’s Common Stock.
[5]	Each participant in the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan (the “401(k) Plan”) has the right to instruct Merrill Lynch Trust Company, trustee for the 401(k) Plan, with respect to the voting of shares allocated to his or her account. The trustee, however, will vote any shares for which it receives no instructions in the same proportion as those shares for which it has received instructions.
[6]	In a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2006, Barclays Global Investors, NA. reported that it has sole power to vote 444,646 shares of the Company’s Common Stock and to dispose of 508,039 shares of the Company’s Common Stock, Barclays Global Fund Advisors reported that it has sole power to vote 439,535 shares of the Company’s Common Stock and to dispose of 440,195 shares of the Company’s Common Stock and Barclays Global Investors, Ltd. and Barclays Global Investors Japan Trust and Banking Company Limited each reported that it did not have sole or shared power to either vote or dispose of shares of the Company’s Common Stock. The Schedule 13G states that the shares of Common Stock reported are held by the reporting persons in trust accounts for the economic benefit of the beneficiaries of those accounts.
[7]	In a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006, LSV Asset Management reported that, in its role as investment adviser, it has sole power to vote 665,900 shares of the Company’s Common Stock and sole power to dispose of 943,830 shares of the Company’s Common Stock.

Directors and Executive Officers

The following table sets forth certain information with respect to (a) the beneficial ownership of shares of the Company’s Common Stock by (i) each director and nominee, (ii) each executive officer listed in the Summary Compensation Table set forth in “Executive Compensation” below (the “Named Executive Officers”) and (iii) all directors and executive officers as a group and (b) the amount of deferred stock units held by each such person and group.

	Beneficial Ownership[1]
Name of Beneficial Owner	Number of Shares [2]	Percent of Class		Deferred Stock Units [3]
Janet A. Alpert	50,151		*	0.00
Kenneth Astheimer	17,655		*	0.00
Gale K. Caruso	1,000		*	0.00
Theodore L. Chandler, Jr.	161,074		*	11,049.85
Michael Dinkins	9,200		*	5,724.71
G. William Evans	70,443		*	6,248.56
Charles H. Foster, Jr.	139,120		*	3,669.25
Melissa A. Hill	4,806		*	0.00
John P. McCann	19,573		*	9,459.00
Robert F. Norfleet, Jr.	11,823		*	3,986.22
Jeffrey C. Selby	13,606		*	2,699.84
Robert T. Skunda	5,100		*	3,686.08
Julious P. Smith, Jr.	10,200		*	6,409.38
Thomas G. Snead, Jr.	7,500		*	5,460.50
Eugene P. Trani	9,573		*	7,523.30
Marshall B. Wishnack	18,573		*	3,799.20

All directors and executive officers as a group (20 persons, including those named above)	566,060	3.27		78,308.19

*	Percentage of ownership is less than 1% of the outstanding shares of Common Stock of the Company.
[1]	The numbers of shares of Common Stock of the Company shown in the table are as of December 31, 2005, and the percentages shown in the table are based on the number of shares of Common Stock outstanding on that date, which was 17, 291,213.
[2]	The number of shares of Common Stock shown in the table includes 18,508.51 shares held for certain directors and executive officers in the 401(k) Plan as of December 31, 2005, and 210,000 shares that directors and executive officers have the right to acquire through the exercise of stock options within 60 days following December 31, 2005. The number of shares also includes 5,073 shares of the Company’s Common Stock held in fiduciary capacities. Such shares held in fiduciary capacities may be deemed to be beneficially owned by the rules of the Securities and Exchange Commission, but inclusion of the shares in the table does not constitute admission of beneficial ownership.
[3]	The amounts reported in this column are deferred stock units held as of December 31, 2005 by (i) non-employee directors under the Company’s Outside Directors Deferral Plan (see “Governance of the Company – Directors’ Compensation”) and (ii) executive officers under the Company’s Executive Voluntary Deferral Plan. Each deferred stock unit represents a hypothetical share of the Company’s Common Stock, fluctuates in value with the market price of such stock and is payable only in shares of the Company’s Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission. Such persons are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Except as noted below, to the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that applicable Section 16(a) filing requirements were satisfied for transactions that occurred in 2005. Each of Melissa A. Hill and Glyn J. Nelson inadvertently omitted 2,000 shares of restricted stock from their Form 3s filed on January 9, 2004. Corrective filings were made on January 30, 2006. Each of Michael Dinkins, John P. McCann, Thomas G. Snead, Jr., Robert T. Skunda, Julious P. Smith, Jr. and Marshall B. Wishnack inadvertently filed their Form 4s reporting a grant of deferred stock units received one day late on November 4, 2005. On a Form 4 filed on June 1, 2005, Charles H. Foster, Jr. inadvertently understated his total shares beneficially owned by 100 out of a total of 114,187 shares in connection with the exercise of a non-qualified stock option, and due to this error subsequent Form 4s filed after June 1, 2005 and prior to the date of the corrective filing did not reflect the correct number of securities beneficially owned by Mr. Foster. A corrective filing was made on January 30, 2006.

GOVERNANCE OF THE COMPANY

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with both the Chairman and the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices followed by the Company are summarized below.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to director qualifications, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management evaluation and succession, and evaluation of the Board’s performance. The Guidelines are available on the Company’s Corporate Governance web page at www.landam.com/Corporate Governance. A printed copy is available to any shareholder upon written request to the Secretary of the Company, 101 Gateway Centre Parkway, Gateway One, Richmond, Virginia 23235-5153.

The Board of Directors in its business judgment has determined that the following 9 of its 12 members are independent as defined by New York Stock Exchange listing standards: Gale K. Caruso, Michael Dinkins, John P. McCann, Robert F. Norfleet, Jr., Robert T. Skunda, Julious P. Smith, Jr., Thomas G. Snead, Jr., Eugene P. Trani and Marshall B. Wishnack. In reaching this conclusion, the Board considered that the Company and its subsidiaries conduct business and have other relationships with organizations of which certain members of the Board or members of their immediate families are or were directors or officers. Consistent with the New York Stock Exchange listing standards, the Company’s Corporate Governance Guidelines establish categorical standards under which a director will not be considered to have a material relationship with the Company if:

•	during each of the current fiscal year and three most recent fiscal years, neither the director nor any immediate family member of the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent on continued service);

•	during each of the current fiscal year and three most recent fiscal years, the director is not, and was not an executive officer or an employee, or whose immediate family member is not, or was not, an executive officer of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; or

•	the director serves as an executive officer of a charitable organization to which during each of the three preceding fiscal years the Company made charitable contributions that did not exceed the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

None of the Company’s non-employee directors, their immediate family members, or organizations in which they are a partner, shareholder or officer, are engaged in relationships with the Company not meeting the criteria set forth above.

Codes of Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and employees of the Company and each of its subsidiaries and controlled affiliates and a Code of Ethics for Senior Financial Officers for the Company’s Chief Executive Officer and principal financial officers. The Codes address such topics as protection and proper use of Company assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. They are available on the Company’s Corporate Governance web page at www.landam.com/Corporate Governance. Printed copies of the Codes are available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

Board and Committee Meeting Attendance

In 2005, there were seven meetings of the Board of Directors. No directors attended fewer than 75% of the total aggregate number of meetings of the Board and of the committees on which he or she served.

Executive Sessions

Executive sessions where non-employee directors meet on an informal basis are scheduled either before or after each regularly scheduled Board meeting. At least once a year the Board schedules an executive session including only independent directors. Eugene P. Trani, the Chairman of the Corporate Governance Committee, serves as chairman for executive sessions.

Communications with Directors

Any director may be contacted by writing to him or her c/o the Secretary of the Company at the address set forth above. Communications to the non-management directors as a group may be sent to the Chairman of the Corporate Governance Committee c/o the Secretary of the Company at the same address. The Company promptly forwards, without screening, all such correspondence to the indicated director(s).

Committees of the Board

The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation Committee, the Corporate Governance Committee, the Investment Funds Committee and the Finance Committee.

Executive Committee

The Executive Committee has the authority to act for the Board of Directors on most matters during the intervals between Board meetings. The members of the Executive Committee are Messrs. Foster (Chairman), Chandler, Dinkins, Smith, Snead and Wishnack. The Committee met one time in 2005.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the internal audit function. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Committee operates under a written charter last amended by the Board in October 2005. The Audit Committee Charter is attached as Appendix C to this Proxy Statement and additional copies are available on the Company’s Corporate Governance web page at www.landam.com/Corporate Governance. Additional printed copies are available to any shareholder upon written request to the Secretary of the Company, 101 Gateway Centre Parkway, Gateway One, Richmond, Virginia 23235-5153.

The members of the Audit Committee are Messrs. Snead (Chairman), Dinkins, Norfleet and Skunda and Ms. Caruso, all of whom the Board in its business judgment has determined are independent as defined by regulations of the Securities and Exchange Commission and the New York Stock Exchange listing standards. The Board of Directors also has determined that all of the Committee members are financially literate as defined by the New York Stock Exchange listing standards and that Mr. Dinkins qualifies as an audit committee financial expert as defined by regulations of the Securities and Exchange Commission.

The Audit Committee met four times in 2005. For additional information regarding the Committee, see “Audit Information – Report of Audit Committee” on page 30 of this Proxy Statement.

Executive Compensation Committee

The Executive Compensation Committee performs the responsibilities of the Board of Directors relating to compensation of the Company’s executives. The Committee’s responsibilities include reviewing and approving corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation; making recommendations to the Board with respect to annual and long-term incentive compensation and equity-based plans; evaluating the performance of, and determining the salaries, incentive compensation and executive benefits for senior management; and administering the Company’s equity-based, deferral and other compensation plans. The Committee operates under a written charter last amended by the Board in October 2004. The Charter of the Executive Compensation Committee is available on the Company’s Corporate Governance web page at www.landam.com/Corporate Governance. A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Executive Compensation Committee are Messrs. Wishnack (Chairman), Snead and Trani, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met four times in 2005. For additional information regarding the Committee, see “Report of Executive Compensation Committee” on page 13 of this Proxy Statement.

Corporate Governance Committee

The Corporate Governance Committee develops qualifications for director candidates, recommends to the Board of Directors persons to serve as directors of the Company and monitors developments in, and makes recommendations to the Board concerning corporate governance practices. The Committee acts as the Company’s nominating committee. The Committee operates under a written charter last amended by the Board in October 2004. The Charter of the Corporate Governance Committee is available on the Company’s Corporate Governance web page at www.landam.com/Corporate Governance. A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Corporate Governance Committee are Messrs. Trani (Chairman), Norfleet, Skunda and Wishnack, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met five times in 2005.

Shareholders entitled to vote for the election of directors may submit candidates for consideration by the Corporate Governance Committee if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Committee. To be timely for the 2007 annual meeting, the notice must be received within the time frame set forth in “Proposals for 2007 Annual Meeting” on page 32 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 3.4 of the Company’s Bylaws, a printed copy of which is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The Corporate Governance Committee considers, at a minimum, the following factors in recommending to the Board potential new directors, or the continued service of existing directors:

•	The characteristics described in the Corporate Governance Guidelines (i.e., knowledge of business and financial affairs, an understanding of the Company’s business and the complexities of a large publicly-traded company in today’s business environment, personal qualities of integrity and judgment, educational background and business or professional experience);

•	Whether the member/potential member assists in achieving a mix of Board members that represent a diversity of background and experience;

•	Whether the member/potential member is subject to a disqualifying factor as described in the Corporate Governance Guidelines (e.g., relationships with competitors or recent previous employment with the Company);

•	Whether an existing member has reached retirement age;

•	The member’s/potential member’s independence;

•	Whether the member/potential member would be considered an “audit committee financial expert” or “financially literate” under Securities and Exchange Commission regulations and New York Stock Exchange listing standards;

•	The extent of the member’s/potential member’s business experience, technical expertise, or specialized skills or experience; and

•	Any factors related to the ability and willingness of a new member to serve, or an existing member to continue his or her service.

Under the process used by the Company for selecting new Board candidates, the Chairman, the Chief Executive Officer, the Corporate Governance Committee or other Board members identify the need to add a new Board member with specific qualifications or to fill a vacancy on the Board. The Chairman of the Corporate Governance Committee initiates a search, working with staff support and seeking input from Board members and senior management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the Board is presented to the Corporate Governance Committee. A determination is made as to whether Corporate Governance Committee members or Board members have relationships with preferred candidates and can initiate contacts. The Chairman and at least one member of the Corporate Governance Committee interview prospective candidate(s). The Corporate Governance Committee meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval by the full Board of Directors.

Investment Funds Committee

The Investment Funds Committee establishes the investment policy and monitors the performance of pension and portfolio investments of the Company and its subsidiaries. The members of the Investment Funds Committee are Messrs. McCann (Chairman) and Smith and Mmes. Alpert and Caruso. The Committee met five times in 2005.

Finance Committee

The Finance Committee advises the Board of Directors with respect to financing needs, capital structure and other financial matters. The members of the Finance Committee are Messrs. Dinkins (Chairman), McCann and Smith and Ms. Alpert. The Committee met four times in 2005.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. All of the directors attended the 2005 annual meeting of shareholders.

Directors’ Compensation

During 2005, each director who was not an officer of the Company received a quarterly retainer of $6,250, a fee of $1,500 for attendance at each Board meeting, and a fee of $750 for attendance at each meeting of a Board committee of which he or she was a member. Also during 2005, the Chairman of the Audit Committee received an additional quarterly retainer of $2,500, and all other Committee Chairmen received an additional quarterly retainer of $1,250. In October 2005, the Corporate Governance Committee approved the following changes to director compensation effective January 1, 2006: each director who is not an officer of the Company shall receive a quarterly retainer of $7,500, a fee of $2,000 for attendance at each Board meeting and a fee of $1,500 for attendance at each meeting of a Board committee of which he or she was a member. In addition, the

Chairman of the Audit Committee will continue to receive a quarterly retainer of $2,500, the Chairman of the Executive Compensation Committee will receive a quarterly retainer of $1,875 and all other Committee Chairmen will continue to receive an additional quarterly retainer of $1,250. In addition, the equity-based compensation payable to non-employee directors for service on the Board was changed from an annual award of 1,000 shares of restricted Common Stock to an annual award equivalent of 1,000 shares of Common Stock. Specifically, the annual award will be payable in the ratio of 58% Common Stock, without vesting or forfeiture restrictions, and 42% cash, effective as of the first business day following each annual meeting of the Company’s shareholders commencing in 2006. A director who is also an officer of the Company receives no compensation for his or her services as a director.

Each non-employee director is eligible to participate in the Outside Directors Deferral Plan. The Outside Directors Deferral Plan permits non-employee directors to defer all or a portion of their cash compensation in deferred stock units. Each deferred stock unit represents a hypothetical share of the Company’s Common Stock and fluctuates in value with the market price of such stock. A participant’s deferred stock unit account is increased by dividends paid by the Company on the Common Stock. Those participants who elect to defer 100% of their total cash compensation into deferred stock units for a given year shall receive additional compensation in the form of deferred stock units equal to 20% of their total compensation. A former version of the Outside Directors Deferral Plan permitted non-employee directors to defer their cash compensation into a deferred cash account, so some non-employee directors have deferred cash accounts under the Plan. Each deferred cash account is credited with interest annually, and the interest paid is based on the rate of return set forth in the amended and restated Plan, which is currently 9%. Under the Plan, benefits in deferred stock unit accounts are paid in Common Stock, and benefits in deferred cash accounts are paid in cash. Benefits also include survivor’s benefits in the event that the participant dies before receiving all of the benefits to which the participant is entitled under the Plan. A participant may also postpone receipt of benefit payments by making a timely election. Accelerated payment of deferred benefits may occur under certain conditions, including a change of control of the Company. In 2006, the Plan was amended effective January 1, 2005 to comply with the requirements of Internal Revenue Code Section 409A and to make certain other administrative changes. In addition, the definition of “Eligible Director” in the Plan was amended to enable non-employee directors to continue to make deferrals of director compensation upon attaining the age of 65 or older.

During 2005, each non-employee director received a grant of 1,000 shares of restricted Common Stock pursuant to the 2000 Stock Incentive Plan. As a result of amendments to all outstanding grants adopted in 2005 by the Board of Directors of the Company, the shares of restricted Common Stock vest on the earliest to occur of certain events including (i) the expiration of three years from the date of the award; (ii) the termination of the director’s service on the Board as a result of the director’s (a) retirement from the Board in accordance with the Board’s retirement policy then in effect, (b) not being nominated for reelection to the Board other than at the director’s request, (c) failure to be reelected by the shareholders, or (d) disability rendering the director unable to perform his duties for a period of six months or longer; (iii) the director’s death; (iv) the acceptance by the Board of a director’s resignation tendered by the director as a result of the director’s retirement from present employment or a material change in the director’s position; or (v) a change of control of the Company.

In 2005, with an effective date of January 1, 2006, the Corporate Governance Committee amended the Corporate Governance Guidelines to include a stock ownership requirement for non-employee directors that requires non-employee directors to attain certain stock ownership levels and therefore maintain a vested interest in the performance of the Company. Specifically, non-employee directors shall attain a minimum stock ownership of 2,500 shares of Company Common Stock and shall maintain such stock ownership as long as he or she continues to serve as a director of the Company. Each non-employee director is required to meet the target level of stock ownership prior to the later of December 31, 2010 or five years after joining the Board. Stock ownership for purposes of the Corporate Governance Guidelines includes (1) shares beneficially owned outright by the non-employee director or by a trust for the non-employee director’s benefit, (2) the unvested portion of restricted shares, (3) shares retained upon the exercise of stock options, and (4) any deferred stock units credited to the non-employee director’s account under the Outside Directors Deferral Plan. Unexercised stock options or other derivative securities do not count toward the target ownership level required.

REPORT OF EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee (the “Committee”) of the Board of Directors administers the Company’s compensation policies and programs applicable to its Named Executive Officers and other members of the Company’s executive management.

Executive Compensation Policies

The Committee’s compensation programs and policies are intended to provide competitive compensation to recognize individual initiative and achievements and to assist the Company in attracting and retaining highly qualified executives. The Committee also engages an independent consultant to review the Company’s compensation of executive management. The review for the determination of appropriate salary and management incentive for the 2005 calendar year included an evaluation of the compensation structures of two peer groups, one consisting of other publicly held companies in the real estate related services industry and a broader group consisting of publicly held companies in certain other financial services sectors and in companies of similar size. The Committee believes that compensation comparisons are most appropriately made to executives within a designated industry and related industry peer group, with particular emphasis on comparable companies providing real estate related services.

In addition, the Committee evaluates an executive officer’s integrity, leadership, individual duties and responsibilities in the Company, relative importance to the overall success of the Company’s short-term and long-term goals and attainment of individual performance goals. With respect to compensation for the Company’s President and Chief Executive Officer, the Committee specifically considers the following factors: executive talent improvement, regulatory crisis management, financial and operating results, corporate priorities, total shareholder return, external relations and leadership.

This review process is undertaken periodically by the Committee in order to implement the Committee’s pay for performance policy. The Committee also reviews for each of the Named Executive Officers, a summary report reflecting the total dollar value of the executive’s annual compensation and separately itemizing salary, annual cash incentive, long term incentive compensation consisting of restricted stock and cash units, perquisites and other compensation along with an estimate of termination of employment obligations in order to assess the executive’s total compensation. Decisions on the compensation of the Company’s Named Executive Officers are reported to the full Board of Directors.

Elements of Compensation

The Company’s compensation structure for its executive management consists of a base salary integrated with cash and equity based incentives.

Base Salaries

The Committee determines the salaries of the Company’s Named Executive Officers. The Committee believes that base salaries should normally be targeted at, or slightly below market medians and reflect over time individual performance and level of responsibility. The Committee has set the salaries of the Named Executive Officers in accordance with that philosophy.

Annual Cash Incentives

After taking into consideration base salary, the Committee awards annual cash incentives to be competitive and consistent with the performance of the executive and the Company in accordance with its compensation objectives. The Committee determines annual cash awards for the Company’s Named Executive Officers pursuant to certain incentive plans that it administers including the Executive Officer Incentive Plan and the Senior Management Compensation Program Shared Resources for Named Executive Officers. Annual cash awards for the Company’s executive officers other than the Named Executive Officers are determined by the President and Chief Executive Officer under other incentive programs applicable to such executives.

In 2005, the Board of Directors adopted, and the shareholders approved, the Executive Officer Incentive Plan, also referred to as a 162(m) Plan. Section 162(m) of the Internal Revenue Code limits the amount of compensation that a company can deduct with respect to an individual executive, except for compensation that can be considered “performance based compensation” under that section. The 162(m) Plan establishes criteria so that awards made under the plan qualify as “performance based compensation”. Within the first ninety days after the start of the fiscal year, the Committee identifies the participants covered under the 162(m) Plan and the award formula based on the achievement of identified performance goals for that particular fiscal year. The Committee has the discretion to reduce or eliminate, but cannot increase, any amounts otherwise payable under the 162(m) Plan. The Committee exercised its discretion for 2005 to reduce the amounts payable under the 162(m) Plan. For 2005, the Committee awarded the President and Chief Executive Officer an annual cash incentive of $1,150,000 and the other Named Executive Officers the annual cash incentives identified in the “Bonus” column of the Summary Compensation Table. The annual cash incentive for Mr. Chandler was 44% of the maximum award formula under the 162(m) Plan.

Annual Equity Incentives

The Committee awards annual equity incentives to the President and Chief Executive Officer and other Named Executive Officers to encourage significant investment in stock ownership by management and to provide long-term financial rewards linked directly to market performance of the Company’s stock. The Committee believes that significant ownership of stock by senior management aligns the interests of management with the shareholders and as a person’s level of responsibility increases, greater portions of his or her total compensation should be linked to the long-term performance of the Company’s Common Stock and return to its shareholders. Any equity awards made by the Committee are made under the allocation of shares registered under the Company’s 2000 Stock Incentive Plan. Prior to 2002, the Committee granted stock options to key executives. In December of 2002 and 2003, the Committee granted shares of restricted stock instead of stock options for those fiscal years. The Committee issued restricted stock and cash units to executive officers including the Named Executive Officers in February 2005 and February 2006 following the Company’s earnings release date for the fiscal years 2004 and 2005 in order to facilitate consideration of Company performance and all elements of total compensation for such executives at one time during the year.

In general, the Committee establishes a pool of shares to be awarded to the Company’s senior management in accordance with a formula adopted annually based on a percentage range of the Company’s issued and outstanding shares on a fully diluted basis. The Committee determines the calculation to be used by assessing data with respect to stock and option grants to executives in the real estate transaction services peer group and considers the executive compensation structure of a broader peer group consisting of other companies of comparable size and performance characteristics. The actual percentage selected in the range is based on Company performance compared to its title peers, including an assessment of a blend of total shareholder return and return on equity. For 2005, the Committee established a goal of granting aggregate shares in an amount equal to .75% to 1.25% of fully diluted issued and outstanding shares. For the grants made in February, 2006 pertaining to 2005 performance, the aggregate percentage granted (including cash units) was 1.00%. As with the award of annual cash incentives, under the 162(m) Plan the Committee sets an annual stock award formula for each participant based on the achievement of identified performance goals which the Committee can reduce or eliminate in its discretion. The Committee exercised its discretion for 2005 to reduce the awards payable under the 162(m) Plan consistent with its pool determination.

With respect to the restricted stock and cash units granted to the President and Chief Executive Officer, the Committee evaluated the President and Chief Executive Officer’s overall compensation package relative to that of other chief executives in both peer groups. Effective February 28, 2006, the Committee awarded Mr. Chandler a combined restricted stock and cash unit award with respect to 28,500 shares of Common Stock, consisting of 16,530 restricted shares and 11,970 cash units. Mr. Chandler’s grant of restricted stock and cash units for the 2005 calendar year was 57% of the maximum available under the 162(m) Plan. The Committee also granted restricted stock and cash units out of the established pool to various executive officers, including all other Named Executive Officers, based on recommendations made to the Committee by the President and Chief Executive Officer. The restricted shares and cash units vest over a four-year period following the date of the award and may, at Committee discretion, vest earlier in the event of an executive’s termination, retirement, death or disability.

Executive Target Ownership Program

Effective January 1, 1999, the Company adopted the Executive Target Ownership Program that requires members of executive management to attain certain stock ownership levels and therefore maintain a vested interest in the equity performance of the Company. Over a five-year period, the executives covered by the program are expected to reach certain ownership levels based on specific share targets per executive officer level. Stock ownership for purposes of this program includes (1) shares beneficially owned outright by the executive or by a trust for the executive’s benefit, (2) vested shares held in a qualified benefit plan, (3) the unvested portion of restricted shares, (4) the unvested portion of cash units (granted in tandem with restricted shares) (5) shares retained from the exercise of options and (6) deferred stock units under the Executive Voluntary Deferral Plan. Unexercised stock options do not count for purposes of this Program. Executives covered by this Program include the President and Chief Executive Officer, the Chief Financial Officer, all Executive Vice Presidents and all Senior Vice Presidents. All Named Executive Officers are covered by this Program, and the specific target ownership levels under the Program are as follows:

Officer	Ownership Requirement
President and Chief Executive Officer	65,000
Chief Financial Officer	20,000
Executive Vice President	10,000
Senior Vice President	5,000

The Company recently reduced the ownership target for Senior Vice Presidents to 5,000 shares from a previous level of 7,500 shares so that the relationship of target ownership required for a Senior Vice President as compared to an Executive Vice President is generally the same as the relationship of the amount of restricted stock and cash units granted to a Senior Vice President as compared to an Executive Vice President. The revised target should permit Senior Vice Presidents to achieve the target over a five year period based on the amounts of restricted stock and cash units previously awarded. As of December 31, 2005, the President and Chief Executive Officer and all other Named Executive Officers had met or were on target to meet these ownership levels within the required time frame.

Tax Considerations

Section 162(m) of the Internal Revenue Code provides certain criteria for the tax deductibility of annual compensation in excess of $1 million paid to certain executives of public companies. Last year, the Board of Directors adopted and the shareholders approved the Executive Officer Incentive Plan discussed above, which permits certain compensation earned by participants to qualify under Section 162(m). Despite the adoption of the Executive Officer Incentive Plan, since deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m). All compensation for the 2005 calendar year is deductible to the full extent under Section 162(m).

Executive Compensation Committee
Marshall B. Wishnack, Chairman
Thomas G. Snead, Jr.
Eugene P. Trani

March 23, 2006

Richmond, Virginia

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Company’s Executive Compensation Committee are considered independent under the rules of the New York Stock Exchange. Specifically, no members are employees or former employees of the Company or any of its subsidiaries and no members had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. There are no compensation committee interlock relationships required to be disclosed under Item 402(j) of Regulation S-K.

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ended December 31, 2005, 2004 and 2003, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the Named Executive Officers in all capacities in which they served:

Summary Compensation Table

			Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Total Compensation ($)[1]	Salary ($)	Bonus ($)	Other Annual Compensation ($)[2]	Restricted Stock Awards ($)[3]		Securities Underlying Options (#)	All Other Compensation ($)[4]
Theodore L. Chandler, Jr. President and Chief Executive Officer	2005	3,474,843	575,000	1,150,000	6,215	1,634,100	[5,6]	—	109,528
	2004	1,027,166	400,000	551,000	6,215	—	[7]	—	69,951
	2003	1,956,174	327,500	545,978	6,215	1,045,200	[8]	—	31,281
Jeffrey C. Selby Executive Vice President	2005	1,512,503	285,000	928,318	3,822	147,798	[6]	—	147,565
	2004	996,661	275,000	615,181	3,822	—	[7]	—	102,658
	2003	901,269	250,008	428,218	—	156,600	[8]	—	66,443
G. William Evans Chief Financial Officer	2005	1,431,479	350,000	375,000	1,992	656,880	[6]	—	47,607
	2004	617,994	297,500	273,400	1,992	—	[7]	—	45,102
	2003	1,468,429	282,500	357,217	1,992	783,900	[8]	—	42,820
Kenneth Astheimer Executive Vice President	2005	919,404	258,000	358,659	1,358	158,746	[6]	—	142,641
	2004	716,479	275,016	330,000	1,358	—	[7]	—	110,105
	2003	771,193	275,016	252,510	—	156,600	[8]	—	87,067
Melissa A. Hill Executive Vice President	2005	767,554	275,000	275,000	—	169,694	[6]	—	47,860
	2004	498,258	225,000	235,000	—	—	[7]	—	38,258
	2003	832,524	175,000	522,234	—	127,600	[8,9]	—	7,690

[1]	The Total Compensation amounts represent the sum of the values for each compensation element shown in columns titled Salary, Bonus, Other Annual Compensation, Restricted Stock Awards and All Other Compensation.
[2]	The dollar value of perquisites and other personal benefits received by each of the Named Executive Officers during each of the fiscal years ended December 31, 2005, 2004 and 2003, did not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus reported for each in such years. The amounts shown in this column represent amounts reimbursed by the Company for the payment of taxes associated with the compensation attributable to life insurance premiums paid by the Company in 2005 on behalf of such individuals. See footnote 4 for information on life insurance premiums paid.

[3]	The aggregate number of shares of restricted Common Stock and cash units held by each of the Named Executive Officers on December 31, 2005, and the dollar value of such shares and units on such date based on a $62.40 closing price of a share of Common Stock on December 30, 2005 (the last business day of 2005), as reported on the New York Stock Exchange, were as follows:

Named Executive Officer	Shares of Restricted Stock (#)	Value of Restricted Stock ($)	Cash Units (#)	Value of Cash Units ($)
Chandler	27,350	1,706,640	16,800	1,048,320
Selby	3,261	203,486	1,764	110,074
Evans	14,635	913,224	8,190	511,056
Astheimer	3,377	210,725	1,848	115,315
Hill	3,088	192,691	1,512	94,349

[4]	“All Other Compensation” includes the following amounts for the fiscal year ended December 31, 2005:

Named Executive Officer	Employer 401(k) Matching Contribution ($)	Accrued Interest Under Deferred Income Plan for Income Deferred in 1986, 1987 and 1988 ($)4a	Life Insurance Premiums ($)	Interest on Deferred Cash Account under Executive Voluntary Deferral Plan ($)
Chandler	8,400	—	17,000	84,128
Selby	7,588	—	10,000	129,977
Evans	8,400	—	9,900	29,307
Astheimer	8,121	3,605	11,975	118,941
Hill	8,400	—	—	39,460

4a	Mr. Astheimer was the only Named Executive Officer who was a participant in this Plan. The interest shown is computed assuming that Mr. Astheimer satisfied all conditions necessary to earn the highest interest rate payable under such plan and shows interest only to the extent that the total interest accrued with respect to such income amounts during 2005 exceeded 120% of the applicable federal long term rate provided under Section 1274(d) of the Internal Revenue Code.
[5]	This amount reflects the dollar value, based on the $53.93 closing price of a share of Common Stock on December 31, 2004, as reported on the New York Stock Exchange, of the following number of shares of restricted Common Stock and cash units awarded on January 1, 2005 to Mr. Chandler: 5,800 shares and 4,200 cash units. The award vests on January 1, 2009 for 100% of the shares of Common Stock and 100% of the cash units covered by the award. Prior to any forfeiture, dividends are payable with respect to the shares of Common Stock and cash units covered by the award.
[6]	These amounts reflect the dollar value, based on the $54.74 closing price of a share of Common Stock on February 28, 2005, as reported on the New York Stock Exchange, of the following number of shares of restricted Common Stock and cash units awarded on such date to the Named Executive Officers shown in the table below. On February 28, 2006, and on each of the three successive anniversary dates of such date, the award vests for 25% of the shares of Common Stock and 25% of the cash units covered by the award. Prior to any forfeiture, dividends are payable with respect to the shares of Common Stock and cash units covered by the award.

Named Executive Officer	Shares of Restricted Stock (#)	Cash Units (#)
Chandler	11,600	8,400
Selby	1,566	1,134
Evans	6,960	5,040
Astheimer	1,682	1,218
Hill	1,798	1,302

[7]	No restricted stock or cash units were awarded to the Named Executive Officers during the 2004 fiscal year.

[8]	These amounts reflect the dollar value, based on the $52.20 closing price of a share of Common Stock on December 16, 2003, as reported on the New York Stock Exchange, of the following number of shares of restricted Common Stock and cash units awarded on such date to the Named Executive Officers shown in the table below. On December 16, 2004, and on each of the three successive anniversary dates of such date, the award vests for 25% of the shares of Common Stock and 25% of the cash units covered by the award. Prior to any forfeiture, dividends are payable with respect to the shares of Common Stock and cash units covered by the award.

Named Executive Officer	Shares of Restricted Stock (#)	Cash Units (#)
Chandler	11,600	8,400
Selby	1,740	1,260
Evans	8,700	6,300
Astheimer	1,740	1,260
Hill	580	420

[9]	This amount reflects the dollar value, based on the $37.70 closing price of a share of Common Stock on February 28, 2003, as reported on the New York Stock Exchange, of the 2000 shares of restricted Common Stock awarded on such date to Ms. Hill. On February 28, 2004, and on each of the three successive anniversary dates of such date, the award vests for 25% of the shares of Common Stock covered by the award. Prior to any forfeiture, dividends are payable with respect to the shares of Common Stock covered by the award.

Stock Options

The following table contains information concerning exercises of stock options by the Named Executive Officers during the fiscal year ended December 31, 2005 and the fiscal year-end value of all unexercised stock options held by the Named Executive Officers. There were no grants of stock options to the Named Executive Officers during the fiscal year ending December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)[1]	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)[2]
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Theodore L. Chandler, Jr.	20,000	974,806	104,000	—	3,435,644	—
Jeffrey C. Selby	4,000	122,000	7,000	—	199,800	—
G. William Evans	—	—	22,500	—	730,500	—
Kenneth Astheimer	2,500	52,875	—	—	—	—
Melissa A. Hill	—	—	—	—	—	—

[1]	The value realized represents the difference between the exercise price of the option and the fair market value of the Company’s Common Stock on the date of exercise.
[2]	The value of unexercised in-the-money options at fiscal year-end represents the difference between the exercise price of the options and $62.40, the fair market value of the Company’s Common Stock on December 30, 2005 (the last business day of 2005).

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2005, with respect to compensation plans under which shares of the Company’s Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) [1]
Equity Compensation Plans Approved by Shareholders[2]
1991 Stock Incentive Plan	61,925	27.31	0
1992 Stock Option Plan for Non-Employee Directors	1,500	16.69	0
2000 Stock Incentive Plan[3]	206,725	30.11	2,284,817
Executive Officer Incentive Plan[4]	—	—	—
423 Employee Stock Purchase Plan	0	—	1,500,000
Equity Compensation Plans Not Approved by Shareholders[5]	—	—	—
Total	270,150	29.39	3,784,817

[1]	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
[2]	The Company has two equity compensation plans – the LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan and the LandAmerica Financial Group, Inc. Outside Directors Deferral Plan – that are not presented in this table. The Executive Voluntary Deferral Plan allows key executives to defer receipt of bonus payments as a means of saving for retirement and other future purposes. The Outside Directors Deferral Plan allows non-employee directors to defer receipt of cash compensation as a means of saving for retirement and other future purposes. No options, warrants or rights are granted under either plan. Under each plan, participants may elect to defer compensation in deferred stock units that represent a hypothetical share of the Company’s Common Stock. The deferred stock units are paid out in shares of Common Stock. Each plan includes a feature under which the Company may credit additional deferred stock units to participants. The maximum amounts of shares of Common Stock that the Company can issue under the Executive Voluntary Deferral Plan and the Outside Directors Deferral Plan are 800,000 and 100,000, respectively. On December 31, 2005, there were 182,786 deferred stock units under the Executive Voluntary Deferral Plan and 54,126 deferred stock units under the Outside Directors Deferral Plan credited to the participants’ deferred stock unit accounts under such plans.
[3]	The 2000 Stock Incentive Plan permits grants of stock options and stock appreciation rights and awards of Common Stock, restricted stock and/or phantom stock. The 2000 Stock Incentive Plan currently authorizes the issuance of 3,600,000 shares of Common Stock for grants and awards. The 2000 Stock Incentive Plan does not limit, however, the amount of phantom stock (designated as cash units) the Company can award as long as it is payable only in cash.
[4]	No options, warrants or rights are granted under the LandAmerica Financial Group, Inc. Executive Officer Incentive Plan.
[5]	The Company has no equity compensation plans that have not been approved by the shareholders.

Retirement Benefits

All of the Named Executive Officers have vested accounts in the Company’s Cash Balance Plan, a qualified defined benefit retirement plan. Under the plan, which was frozen effective December 31, 2004, a hypothetical cash balance account was established for each participant for record keeping purposes. Prior to December 31, 2004, a participant’s cash balance account was annually credited with (i) a compensation credit based on the participant’s age, service and compensation for that year and (ii) an interest credit based on the participant’s account balances at the end of the prior year. The compensation credit percentage was based on the sum of the participant’s age and service at the beginning of the year, and ranged from 2% for a sum of less than 35 to 5% for a sum of 80 or more. Annual interest credits were based on the average of 10-year Treasury bond rates in effect for the month of November of the prior year. At retirement, the account balance may be converted to various monthly benefit options based on actuarial factors defined in the plan or may be paid in a lump sum benefit. Benefits for participants who were eligible for early retirement on December 31, 1998, under the terms of the former Lawyers Title Retirement Plan or the former Commonwealth Pension Plan will be no less than benefits calculated under the provisions of such former plan.

The Internal Revenue Code limits (i) the annual retirement benefit that may be paid under the Cash Balance Plan and (ii) the compensation that may be used in computing a benefit. The maximum benefit limitation is adjusted each year to reflect the cost of living. For 2005, the maximum benefit limitation was $170,000 (based on a life annuity) and the earnings limitation was $210,000.

All of the Named Executive Officers are also covered by the Company’s 1999 Benefit Restoration Plan, an unfunded plan designed to restore to selected participants the benefits that cannot be paid under the Cash Balance Plan due to the Internal Revenue Code maximum benefit limitation, the earnings limitation, or both. As of December 31, 2004, future accruals under the 1999 Benefit Restoration Plan were discontinued. The benefit payable under the 1999 Benefit Restoration Plan is fixed at the difference between the benefit that would be payable under the Cash Balance Plan, but for either or both of the Internal Revenue Code limitations, and the amount actually payable under the Cash Balance Plan. The benefits under the 1999 Benefit Restoration Plan are payable for a period of 15 years.

The estimated total annual benefit payable to certain of the Named Executive Officers under the Cash Balance Plan and 1999 Benefit Restoration Plan for the first 15 years after normal retirement is as follows: Mr. Chandler, $14,000; Mr. Evans, $98,000, Mr. Astheimer, $124,000; and Ms. Hill, $3,000. The estimated total annual benefit payable to Mr. Selby under the Cash Balance Plan and the Commonwealth Land Title Insurance Company Supplemental Executive Retirement Plan for the first 10 years after normal retirement is $96,000. After the 15 and 10 year time periods specified above, the estimated annual benefit payable to certain of the Named Executive Officers under the Cash Balance Plan is as follows: Mr. Chandler, $4,000; Mr. Selby, $ 28,000; Mr. Evans, $58,000; Mr. Astheimer, $67,000 and Ms. Hill, $3,000.

Contractual Obligations

Change of Control Agreements. To ensure that the Company will have the continued dedicated service of certain key employees notwithstanding the possibility, threat or occurrence of a change of control, the Company has entered into change of control employment agreements with each of the Named Executive Officers and other designated employees. The agreements generally provide that if the employee is terminated other than for cause within three years after a change of control of the Company, or if the employee terminates his or her employment for good reason within such three-year period or voluntarily during the 30-day period following the first anniversary of the change of control, the employee is entitled to receive “severance benefits.” Severance benefits include a lump sum severance payment equal to up to three times the sum of the employee’s base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits and, under most of the agreements, an additional payment to compensate the employee for certain excise taxes imposed on certain change of control payments.

Each of the Named Executive Officers other than Melissa A. Hill have entered into change of control employment agreements that provide for an initial three-year change of control period commencing on the date of execution of the agreement, with an automatic annual renewal on each anniversary date for an additional three-year period, unless earlier terminated. On October 27, 2004, the Company modified its form of change of control agreement to delete the automatic annual renewal provision, and Ms. Hill executed a change of control employment agreement on that date expiring December 31, 2006 with no annual renewal provision. All existing change of control employment agreements executed by the Company’s Named Executive Officers were amended effective February 21, 2006 to address the timing rules of Section 409A of the Internal Revenue Code regarding payments to key employees and to limit the period of continued medical coverage and certain other welfare benefits. The Company expects that the change of control agreements with the Named Executive Officers, which were in existence prior to October 27, 2004, will be terminated on or about December 31, 2006. The Company currently anticipates that the Named Executive Officers of the Company will receive replacement agreements at that time.

The Board of Directors believes that both forms of the change of control employment agreements benefit the Company and its shareholders by securing the continued service of key personnel and by enabling management to perform its duties and responsibilities without the distracting uncertainty associated with a change of control.

Employment Agreements. The Company does not have any employment agreements with its Named Executive Officers.

Certain Relationships and Related Transactions

Julious P. Smith, Jr., a director of the Company, is the Chairman and Chief Executive Officer of the law firm of Williams Mullen, which serves as outside counsel to the Company.

The Company and Charles H. Foster, Jr., a director, are parties to an employment agreement effective January 1, 2005 and an addendum to that agreement dated December 9, 2005. The employment agreement, as amended by the addendum, sets forth Mr. Foster’s duties as Chairman of the Board of the Company and provides for compensation and benefits during the term of the agreement and upon a change of control of the Company. The addendum added necessary provisions to comply with Section 409A of the Internal Revenue Code, made changes to the payment of Mr. Foster’s 2005 bonus so that it was paid only in cash and corrected a discrepancy in the description of Mr. Foster’s change of control benefit. Specifically, the employment agreement, as amended by the addendum, provides for an annual base salary of $575,000 and annual bonuses of $1,125,000 in cash for 2005 and $1,125,000 in cash or stock, or a combination of both, for 2006. The employment agreement provides that Mr. Foster is entitled to participate in and receive benefits under all savings, retirement, welfare benefit, expense reimbursement, fringe benefit and other plans and arrangements made available to peer executives of the Company. The employment agreement terminates on December 22, 2006.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return to the shareholders on the Common Stock of the Company for the last six fiscal years with the cumulative total return on the Standard & Poors 500 Index, the Nasdaq Insurance Index, and the Standard & Poors 600 Small Cap Index, which includes the Company. The graph assumes the investment of $100 in the Company’s Common Stock and each of the Indices on December 31, 2000, and the reinvestment of all dividends.

LANDAMERICA FINANCIAL GROUP, INC.

CUMULATIVE TOTAL RETURN TO SHAREHOLDERS

	LandAmerica	S&P 500 Index	NASDAQ Insurance Index	S&P 600 Small Cap Index
12/31/00	$100	$100	$100	$100
12/31/01	$71	$88	$109	$107
12/31/02	$89	$69	$109	$91
12/31/03	$132	$88	$135	$126
12/31/04	$138	$98	$165	$155
12/31/05	$161	$103	$183	$167

PROPOSAL TWO – PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF

INCORPORATION, AS AMENDED, TO REVISE

THE ARTICLE PERTAINING TO DIRECTORS

The Board of Directors recommends approval of an amendment to the Company’s Articles of Incorporation, as amended, to revise the Article pertaining to the directors. The Board of Directors is also proposing to amend the Articles of Incorporation, as amended, to revise the Article on indemnification as discussed more thoroughly in “Proposal Three - Proposal to Amend the Company’s Articles of Incorporation, As Amended, to Revise the Article Pertaining to Indemnification” on page 27 of this Proxy Statement. The Board of Directors is extending these proposals to amend the Articles of Incorporation, as amended, to the shareholders separately because of the different numbers of votes required for each proposal to receive shareholder approval.

Background

In light of the amendments to the Virginia Stock Corporation Act in 2005, the Board of Directors considered whether the Company’s Articles of Incorporation, as amended, should be further amended to correspond to changes in such Act. A review of the Company’s Article pertaining to directors revealed that paragraph A of that Article referred to the initial directors of the Company by name, many of whom are no longer associated with the Company and described the board classification system using the years 1992, 1993 and 1994 instead of generic references to such years and further indicated that the classification system would commence after the 1992 meeting. A review of paragraph C of that Article further showed that the process for filling director vacancies permitted a director appointed to fill a recently created directorship or vacancy to continue until the director’s class term expired instead of continuing until the next meeting at which directors are elected. Finally, the review showed that any changes to the entire Article would require a supermajority vote of 80% of the shares outstanding in order to approve the changes. The Board therefore believes that amending this Article to eliminate personal and year specific references, to clarify the term that appointed directors serve and to permit certain future amendments not subject to a supermajority vote requirement will improve the Articles of Incorporation, as amended, for the benefit of the Company. Accordingly, the Board of Directors, upon recommendation of the Corporate Governance Committee, has determined that it is appropriate to propose to the shareholders the amendment described in this Proposal Two.

The Amendment

The amendment, as proposed, will affect three portions of the Article pertaining to directors. First, subparagraph A will be revised to delete the reference to and names of initial directors. The Virginia Stock Corporation Act does not require such persons to be identified in a company’s Articles of Incorporation and many of these individuals are no longer associated with the Company. Also in subparagraph A, the placement of the directors into three classes was initially described using the years 1992, 1993 and 1994, which were the three years following the adoption of the Company’s original Articles of Incorporation. The Board of Directors believes that these year specific references should be removed and that the class system should be described in a generic manner.

Second, subparagraph C will be revised to provide that when a director is appointed by the Board of Directors as a result of a newly created directorship or vacancy, the appointed director will continue in that position until the next meeting of shareholders at which directors are elected. This will typically be the next annual meeting of shareholders. Previously, the subparagraph had provided that the appointed director would continue for a term expiring at the annual meeting of shareholders at which the class to which the director was appointed would be re-elected. The Board of Directors believes that it is necessary for it to be able to appoint directors in the event of a newly created directorship or vacancy; however, the Board of Directors also believes that the shareholders should be able to vote on the director at their next meeting after the appointment is made.

Finally, subparagraph E contains supermajority shareholder voting requirements providing that the affirmative vote of at least 80% of the outstanding shares is required to amend the provisions of the Articles of Incorporation pertaining to directors. Pursuant to the amendment described in this Proposal, the Articles of Incorporation, as amended, will be amended to delete the supermajority voting requirements applicable to the Article on directors so that, if shareholders in the future wish to make changes to the Article, such changes would need the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter, except where the Articles of Incorporation, as amended, contain a supermajority provision to the contrary. For example, the deletion of subparagraph E will not affect the supermajority requirement in subparagraph D for removal of a director or directors by the shareholders.

Adoption of the amendment described in this Proposal Two will not affect the directors who are nominated for re-election in this Proxy Statement.

The exact terms of the amendment described in this Proposal Two are set forth in Appendix A to this Proxy Statement, with deletions indicated by strikeouts and additions indicated by underlining.

Vote Required

To become effective, the amendment described in this Proposal Two must be approved by the affirmative vote of at least 80% of the outstanding shares of Common Stock entitled to vote at the Meeting. Shareholders do not have any appraisal rights in connection with this Proposal Two.

Procedure for Effecting Amendment

If the amendment described in this Proposal Two is approved by the shareholders, then immediately following such approval, the officers of the Company will be directed to file with the Virginia State Corporation Commission an amended and restated version of the Company’s Articles of Incorporation incorporating this amendment and any other amendments approved by the shareholders and Board of Directors. The proposed amendment will become effective at the time of the filing with the Virginia State Corporation Commission.

The Board of Directors recommends that the shareholders vote FOR Proposal Two.

PROPOSAL THREE – PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF

INCORPORATION, AS AMENDED, TO REVISE

THE ARTICLE PERTAINING TO INDEMNIFICATION

The Board of Directors recommends approval of an amendment to the Company’s Articles of Incorporation, as amended, to revise the Article pertaining to indemnification. As indicated above, the Board of Directors is extending this Proposal Three separately from Proposal Two because of the different numbers of votes required for each proposal to receive shareholder approval.

Background

In light of the amendments to the Virginia Stock Corporation Act in 2005, the Board of Directors considered whether the Company’s Articles of Incorporation, as amended, should be further amended to correspond to changes in such Act. Specifically, revisions were made to Article 10 of the Virginia Stock Corporation Act, which is the Article on Indemnification. Under Virginia law, a company may offer to cover – and is sometimes required to cover — the expenses of an employee, officer or director of the company who is sued in the course of performing his or her duties for the company. A person seeking such indemnification normally has to provide to the company a statement that he acted in a good faith manner and that he will repay the company if it is later determined he did not act in good faith. Before changes to the Virginia Stock Corporation Act, the company being requested to furnish the indemnification had to determine whether the person’s statement about acting in good faith was true. After the changes, the company is no longer obligated to make a determination about the person’s conduct prior to the conclusion of the legal matter, as long as the company obtains a written statement from the person indicating that he has a good faith belief that he is entitled to indemnification and that he will repay the company if it is later determined not to be the case. The Board therefore believes that amending this Article to conform to changes in the Virginia Stock Corporation Act will improve the Articles of Incorporation, as amended, and the Company’s indemnification procedures for the benefit of the Company. Accordingly, the Board of Directors, upon recommendation of the Corporate Governance Committee, has determined that it is appropriate to propose to the shareholders the amendment described in this Proposal Three.

The Amendment

The proposed amendment will largely rewrite the Article on indemnification. The following summarizes the substantive changes. In subparagraph A, definitions of the terms “expenses”, “liability”, “party” and “proceeding” have been added to the Article on indemnification to group the definitions in one place in the Article and to provide further explanation of terms used in the Article. Subparagraphs B, C, D, E and F have been reworded to eliminate the requirement that the Company make a determination as to whether to permit indemnification prior to agreeing to advance legal expenses. Those subparagraphs now provide that upon receipt of a written undertaking from the party seeking indemnification stating that the person has a good faith belief that he is entitled to indemnification under the Article and that the person will repay the Company if it is found that his conduct was not in good faith, the Company shall advance or reimburse reasonable expenses. New subparagraph H has been added to clarify the meaning of references in the Article to directors, officers, employees and agents and to clarify that the indemnification under the Article is not exclusive. New subparagraph I provides that each provision in the Article is severable, so that if a court finds a portion of the Articles to be invalid, the court would have to consider the remaining valid portions of the Article. The amendment described in this Proposal Three will also segregate the provisions on limitation of liability of directors and officers in a separate Article.

The exact terms of the amendment described in this Proposal Three are set forth in Appendix B to this Proxy Statement, with deletions indicated by strikeouts and additions indicated by underlining.

Vote Required

To become effective, the amendment described in this Proposal Three must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. Shareholders do not have any appraisal rights in connection with this Proposal Three.

Procedure for Effecting Amendment

If the amendment described in this Proposal Three is approved by the shareholders, then immediately following such approval, the officers of the Company will be directed to file with the Virginia State Corporation Commission an amended and restated version of the Company’s Articles of Incorporation incorporating this amendment and any other amendments approved by the shareholders and Board of Directors. The proposed amendment will become effective at the time of the filing with the Virginia State Corporation Commission.

The Board of Directors recommends that the shareholders vote FOR Proposal Three.

PROPOSAL FOUR — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young LLP (“Ernst & Young”), independent registered public accountants, served as the Company’s independent auditors during the fiscal year ended December 31, 2005, and have been selected by the Audit Committee to serve as the Company’s independent auditors for the current fiscal year. Services provided to the Company by Ernst & Young for the 2005 fiscal year are described under “Audit Information” below. Representatives of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board is requesting that shareholders ratify the selection of Ernst & Young as the Company’s independent registered public accountants to make an examination of the financial statements of the Company for the 2006 fiscal year. If shareholders do not ratify the selection of Ernst & Young at the Meeting, the Audit Committee will consider the vote in making its selection of the Company’s independent auditors for the 2007 fiscal year. However, because of the expense and difficultly in changing independent auditors after the beginning of a year, the Audit Committee does not expect to make a change in the appointment of auditors for the 2006 fiscal year unless the Audit Committee finds other reasons for making a change.

A majority of the votes cast by holders of Common Stock is required for the ratification of the appointment of Ernst & Young as the Company’s independent registered public accountants for the 2006 fiscal year.

The Board of Directors recommends that the shareholders vote FOR Proposal Four.

AUDIT INFORMATION

The following provides information about the Company’s independent registered public accountants and their relationship with the Company and the Audit Committee.

Fees of Independent Registered Public Accountants

Audit Fees

The aggregate amount of fees billed to the Company by Ernst & Young for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2004 and December 31, 2005 and for the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q as well as services normally provided in connection with statutory or regulatory filing during such fiscal years were $2,957,526 for 2004 and $2,546,862 for 2005. During 2005, these fees included $837,000 in attestation services related to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees

The aggregate amount of fees billed to the Company by Ernst & Young for professional services for assurance and related services that are reasonably related to the review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2004 and December 31, 2005 were $146,404 and $10,000, respectively. During 2004, these services included benefit plan audits, reviews of workpapers by insurance examiners, SEC comment reviews and review of internal control documentation. During 2005, these services included reviews of workpapers by various regulators and subscription to accounting research tool.

Tax Fees

The aggregate amount of fees billed to the Company by Ernst & Young for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2004 and December 31, 2005 were $50,888 and $70,418, respectively. During 2004 and 2005, these services generally included tax assistance on specific matters.

All Other Fees

There were no fees billed to the Company by Ernst & Young for any other services for the fiscal years ended December 31, 2004 and December 31, 2005.

Pre-Approved Services

The Audit Committee’s Charter, which is attached as Appendix C to this Proxy Statement, provides for pre-approval of audit, audit-related and tax services to be performed by the independent auditors. All such services, as described above, were pre-approved by the Audit Committee, which concluded that the provision by Ernst & Young of the services not related to the annual audit and quarterly review of the Company’s financial statements was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Charter also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Report of the Audit Committee

The Audit Committee is composed of five directors, each of whom meets the independence and experience requirements for Audit Committee members set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, the rules and regulations of the New York Stock Exchange and applicable law. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix C to this proxy statement. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•	establishing and maintaining the Company’s internal control over financial reporting;

•	assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each year; and

•	the preparation, presentation and integrity of the Company’s consolidated financial statements.

The Company’s independent registered public accounting firm is responsible for:

•	performing an independent audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting;

•	expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles; and

•	expressing an opinion as to management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for:

•	the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company; and

•	overseeing and reviewing the accounting and financial reporting processes of the Company.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2005 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Ernst & Young LLP, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP the firm’s independence from the Company.

In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with Ernst & Young LLP its opinion as to both the effectiveness of the Company’s internal control over financial reporting and management’s assessment thereof.

Based upon its discussions with management and Ernst & Young LLP and its review of the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee
Thomas G. Snead, Jr., Chairman
Gale K. Caruso
Michael Dinkins
Robert F. Norfleet, Jr.
Robert T. Skunda

Richmond, Virginia

February 21, 2006

PROPOSALS FOR 2007 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2007 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, no later than December 7, 2006, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy for that meeting. The address for the Secretary of the Company is currently 101 Gateway Centre Parkway, Richmond, Virginia 23235. The address for the Secretary will change later this year because the Company is relocating its corporate headquarters to Innsbrook Corporate Center, 5600 Cox Road, Glen Allen, Virginia 23060. The exact date of the relocation is not yet known, but is expected to be some time in the fall of 2006. The Company anticipates holding the 2007 Annual Meeting of Shareholders on May 15, 2007.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company (i) no later than December 11, 2006, and no earlier than November 10, 2006 or (ii) if the date of the 2007 Annual Meeting of Shareholders is changed by more than 30 days from May 15, 2007, not less than 90 days before the date of such meeting. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefore, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company at the address set forth above.

OTHER MATTERS

THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, INCLUDING FINANCIAL STATEMENTS AND INCLUDING THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2005, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT.

Appendix A

PROPOSED AMENDMENT TO THE COMPANY’S ARTICLES OF

INCORPORATION, AS AMENDED, TO MODIFY CERTAIN PORTIONS OF

THE ARTICLE PERTAINING TO THE ELECTION OF DIRECTORS

Article FIFTH of the Company’s Articles of Incorporation would be amended as follows:

~~FIFTH~~FOURTH: A. Number, election and terms of directors; Board ~~Action~~action. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”). ~~The initial directors, whose terms shall expire at the first shareholders’ meeting at which directors are elected, shall be J. A. Alpert, K. Astheimer, M. C. Bowling, Jr., W. L. Chandler, C. H. Foster, Jr., H. H. Harrell, A. B. King, H. H. Roper and R. J. Zalzneck.~~ Commencing with the first shareholders’ meeting at which directors are elected, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible~~, with the~~. The term of office of the first class ~~to~~of directors shall expire at the ~~1992~~first annual meeting of shareholders after the initial election dividing directors into such classes, the term of office of the second class ~~to~~of directors shall expire at the ~~1993~~second annual meeting of shareholders after such election and the term of office of the third class ~~to~~of directors shall expire at the ~~1994~~third annual meeting of shareholders after such election, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders, ~~commencing with the 1992 annual meeting,~~ (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

B. Shareholder nomination of director candidates and introduction of business. Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

C. Newly created directorships and vacancies. Subject to applicable law and to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office ~~for a term expiring at~~until the ~~annual~~next meeting of shareholders at which ~~the term of office of the class to which they have been~~directors are elected ~~expires~~ and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

D. Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class.

A - 1

~~E. Amendment, repeal or alteration. Notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, these Articles of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article FIFTH.~~

A - 2

Appendix B

PROPOSED AMENDMENT TO THE COMPANY’S ARTICLES OF

INCORPORATION, AS AMENDED, TO REVISE

THE ARTICLE PERTAINING TO INDEMNIFICATION

Article TENTH of the Company’s Articles of Incorporation would be amended as follows:

NINTH: A. For purposes of this Article, the following definitions shall apply:

“expenses” include, without limitation, counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

“liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding;

“party” means an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding; and

~~TENTH: A. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for any monetary damages.~~

“proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal.

~~B. The~~ B. To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or as hereafter amended, the Corporation shall indemnify ~~a director or officer of the Corporation~~any person who is, was or ~~was~~is threatened to be made a party to any proceeding, including without limitation a proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that ~~he or she~~such person is or was ~~such~~ a director or officer ~~or~~of the Corporation or, while a director or officer of the Corporation, is or was serving at the Corporation’s request ~~of the Corporation~~ as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other ~~profit or non-profit enterprise~~entity, against all liabilities and reasonable expenses incurred ~~in~~by such person in connection with the proceeding, except such liabilities and expenses as are incurred because of his willful misconduct or knowing violation of the criminal law. ~~Unless a determination has been made that indemnification is not permissible, the Corporation shall~~Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The Corporation may contract in advance to indemnify, and make advances and reimbursements for expenses ~~incurred by a director or officer in a proceeding upon receipt of an undertaking from him or her to repay the same if it is ultimately determined that he or she is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to his or her ability to make repayment. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify and advance the expenses of any director or officer~~to, any person entitled to indemnity under this Section B of Article NINTH.

C. ~~The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section B of this Article TENTH who was or is a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the~~

~~request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or non-profit enterprise, to the same extent as if such person as specified as one to whom indemnification is granted in Section B.~~

~~D. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under the provisions of this Article TENTH.E. In~~ Any determinations or authorizations required to be made by the Corporation with respect to any claim by a person for indemnification or the advancement or reimbursement of expenses under this Article NINTH shall be made in the manner provided by law; provided, however, that in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any such determination as to indemnification and ~~advancement of expenses with respect to any claim for indemnification made pursuant to Section B of this Article TENTH~~expenses shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

D. The Corporation shall advance or reimburse the reasonable expenses incurred by a director, officer or other person specified in Section B of this Article NINTH in advance of final disposition of a proceeding to which such person is a party if such person furnishes the Corporation (i) a written statement of his good faith belief that he is entitled to indemnification under this Article and (ii) a written undertaking from him to repay any funds advanced if it is ultimately determined that he is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation and shall be accepted without reference to his ability to make repayment. The Corporation is empowered to pay or reimburse expenses incurred by a director, officer or other person specified in Section B of this Article NINTH in connection with his appearance as a witness in a proceeding at a time when he is not a party.

E. The Corporation is empowered to indemnify or contract in advance to indemnify any person not specified in Section B of this Article NINTH who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the Corporation’s request as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity, against liabilities and reasonable expenses incurred by such person in connection with the proceeding to the same or a lesser extent as if such person had been specified as one to whom indemnification is granted in Section B.

F. The ~~provisions of~~ Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the Corporation’s request as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article ~~TENTH~~NINTH.

G. The provisions of this Article NINTH shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, ~~whether~~ arising from any action taken or failure to act, whether occurring before or after such adoption. No amendment, modification or repeal of this

Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any other pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

~~G. Reference herein~~H. Every reference in this Article NINTH to directors, officers, employees ~~or agents shall include former directors, officers, employees and agents and their respective~~, agents and other persons who are or may be entitled to indemnification, advances or reimbursements shall include all persons who formerly occupied any of the positions referred to herein. The rights of each person entitled to indemnification, advances and reimbursements pursuant to this Article shall inure to the benefit of such person’s heirs, executors and administrators. Indemnification pursuant to this Article shall not be exclusive of any other right to indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others.

I. Each provision of this Article NINTH shall be severable, and if any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect the validity of any other provisions or applications of this Article.

TENTH: To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for any monetary damages.

Appendix C

LANDAMERICA FINANCIAL GROUP, INC.

Audit Committee Charter

1. Organization

The Audit Committee shall be appointed by the Board of Directors and shall consist of at least three directors all of whom shall meet the independence and experience requirements for audit committee members set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the New York Stock Exchange and applicable law. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, at least one member shall be qualified as an Audit Committee Financial Expert, as defined in Rule 10A-3 under the Exchange Act, and at least one member (who may also serve as the Audit Committee Financial Expert) shall have accounting or related financial management expertise. No member of the Committee may serve on the audit committee of more than three other public companies. Unless a Chairman is elected by the full Board of Directors, the members of the Committee may designate a Chairman by majority vote of the full Committee membership. No member of the Committee may accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than director and committee fees and pension or other forms of deferred compensation (provided such compensation is not contingent in any way on continued service) or be an affiliated person (other than as a director) of the Company or any of its subsidiaries. Directors’ fees received by members of the Committee may be greater than the fees received by other directors.

2. Statement of Policy

The Audit Committee shall assist the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to (a) the integrity of the financial statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the qualifications, independence and performance of the Company’s independent auditor and (d) the performance of the internal audit function. In connection with fulfilling these responsibilities, the Committee shall meet as necessary with management, the internal auditor (or other personnel responsible for the internal audit function) and the independent auditor, including separate meetings with each on a periodic basis. In so doing, the Committee will benefit from free and open communication between the Committee, the directors, the independent auditor, the internal auditor and management of the Company. The Committee may adopt such policies and procedures as it may deem necessary or appropriate to carry out its responsibilities under this charter.

3. Processes

The following shall be the recurring processes of the Committee in carrying out its oversight function. The Committee may supplement these processes as appropriate.

•

Engagement of Auditor. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Audit Committee. With respect to any continuing engagement of an independent auditor, the Committee shall review and evaluate the lead audit partner, taking into account the opinions of management and the Company’s internal auditor, assure the regular rotation of the lead audit partner and other audit partners as required by law and consider whether there should be regular rotation of the audit firm itself. The Committee shall pre-approve all auditing and non-auditing services to be performed by the independent auditor as required by law. In no event shall such non-auditing services be prohibited by Section 10A of the Exchange Act, as amended. The Committee may delegate to one or more designated members of the Committee the authority to grant such pre-approvals and such members shall report any decision to preapprove any services to the full Audit Committee at its regularly scheduled meetings.

•	Auditor Independence. The Audit Committee shall discuss the independence of the Company’s independent auditor from management and from the Company and shall discuss all relationships between the independent auditor and its affiliates and the Company and its affiliates that may reasonably be thought to bear on the auditor’s independence. The independent auditor shall confirm that, in its view, it is independent of the Company. In this regard, the Committee shall obtain at least annually a formal written report from the independent auditor describing all relationships between the auditor and the Company. In addressing the auditor’s independence, the Committee shall consider any non-audit services performed by the independent auditor and its affiliates for the Company and its affiliates and the impact such services may have on the auditor’s independence. In addition, the Committee shall receive periodic reports from the auditor regarding the auditor’s independence as required by the Independence Standards Board and discuss such reports with the auditor. The Committee may adopt policies regarding auditor independence including, without limitation, policies regarding the auditor’s performance of non-audit services.

•	Audit Planning. The Audit Committee shall discuss with the internal auditor and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing. With respect to the internal auditor, the Committee shall review the internal auditor’s responsibilities, staffing, budget and scope of the internal audit and changes thereto. The Audit Committee shall review and concur in the appointment, replacement, or dismissal of the internal auditor.

•	Review of Internal Controls. The Audit Committee shall discuss with management, the internal auditor and the independent auditor (a) the adequacy and effectiveness of accounting and financial controls that could significantly affect the Company’s financial statements, including, without limitation, all significant deficiencies, if any, in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and whether the Company’s principal executive officer and principal financial officer have identified for the Company’s independent auditor any material weakness in the Company’s internal controls; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Committee may elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. In addition, the Committee shall review management’s annual assessment of, and report on, the Company’s internal control over financial reporting and management’s quarterly evaluation of changes in internal control over financial reporting.

•	Risk Assessment and Management. The Audit Committee shall discuss with management, the independent auditor and the internal auditor the Company’s policies and procedures with respect to risk assessment and risk management.

•

Review of Financial Statements. The Audit Committee shall review and discuss the annual audited financial statements and quarterly financial statements of the Company with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.” The Committee shall discuss with management and the independent auditor significant accounting principles, financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including, without limitation, critical accounting policies and assumptions. On at least a quarterly basis, the Committee shall review with management and the independent auditor all off-balance sheet transactions, arrangements, obligations and other Company relationships with unconsolidated entities or other persons, that management has determined would have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources. The independent auditor shall provide its judgment to the Committee about the quality, not merely the acceptability, of accounting principles, the reasonableness of any significant judgments, and the clarity of disclosures in the financial statements as part of such review.

•	Evaluation of Audit and Audit Problems. The Audit Committee shall discuss with the independent auditor the results of the annual audit and any other matters required under generally accepted auditing standards to be communicated to the Committee by the independent auditor regarding the conduct of the audit. The Committee shall regularly review with the independent auditor any audit problems or difficulties the auditor may have encountered in the course of the audit work, including any restrictions on the scope of the auditor’s activities or on access to requested information and any significant disagreements with management. In addition, the Audit Committee may review the following with the independent auditor: (a) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (b) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (c) any “management” or “internal control” letter issued, or proposed to be issued, by the auditor to the Company. The Audit Committee shall, as it deems appropriate, resolve all disagreements between management and the independent auditor. The Committee also shall review significant changes to the Company’s accounting principles and practices as suggested by the independent auditor, internal auditor or management.

•	Reports from Auditor. The Audit Committee shall receive all reports from the independent auditor and all reports required under Section 10A of the Exchange Act, including a report with respect to (a) all critical accounting policies and practices to be used in the preparation of the Company’s financial statements, (b) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. In addition, the Committee shall obtain and review at least annually a report by the independent auditor describing the independent auditor’s internal quality-control procedures, and any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues. The Committee shall also review the independent auditor’s attestation report on management’s evaluation of internal control over financial reporting.

•	Reports from General Counsel. The Committee shall review reports from the Company’s general counsel regarding any significant legal matters that may have a material effect on the financial statements or any matters that indicate or suggest the occurrence of a material violation of applicable legal requirements or the Company’s ethics and compliance policies and programs.

•	Earnings Press Releases. The Audit Committee shall discuss generally the earnings press releases of the Company as well as financial information and earnings guidance provided to analysts and rating agencies, with management and the independent auditor.

•	Report to Board. The Committee shall report regularly to the Board of Directors any material issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor or the performance of the internal audit function. In addition, the Committee shall annually report to the Board of Directors its conclusions with respect to the performance and independence of the Company’s independent auditor.

•	Report to SEC. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement. In addition, the Committee shall review the disclosure in all proxy statements regarding the independence of Audit Committee members.

•	Complaint Procedures. The Audit Committee shall establish procedures for receiving, retaining and handling complaints regarding the Company’s accounting, internal controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

•	Qualified Legal Compliance Committee. The Audit Committee shall serve as the Company’s Qualified Legal Compliance Committee (the “QLCC”) and shall establish procedures for the confidential receipt, retention and consideration of any report, by an attorney appearing and practicing before the Securities and Exchange Commission in the representation of the Company, of evidence of a material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law by the Company, its officers, directors, employees or agents. In addition, the QLCC shall have the authority and responsibility to (i) inform the Company’s chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of such a material violation unless the attorney making such report reasonably believes that it would be futile to report evidence of a material violation to the Company’s chief legal officer and chief executive officer (or the equivalents thereof); (ii) to determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to (a) notify the full Board of Directors, (b) initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys, and (c) retain such additional expert personnel as the committee deems necessary. At the conclusion of any such investigation, the QLCC shall have the authority and responsibility to (i) recommend, by majority vote, that the Company implement an appropriate response to evidence of a material violation; and (ii) inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the Board of Directors of the results of any such investigation and the appropriate remedial measures to be adopted. The QLCC has the authority and responsibility, acting by majority vote, to take all other appropriate action, including the authority to notify the Securities and Exchange Commission in the event that the Company fails in any material respect to implement an appropriate response that the QLCC has recommended the Company to take.

•	Hiring Policies. The Audit Committee shall establish hiring policies for employees or former employees of the independent auditor that address conflicts of interests.

•	Investigations; Funding; Advisors. In discharging its role, the Audit Committee may conduct an investigation into any matter brought to its attention and shall have full access to all books, records, facilities and personnel of the Company in order to conduct such an investigation. The Company shall provide appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent auditor in connection with audit review, attest and other services to the Company and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Audit Committee also may retain, and shall receive appropriate funding for, special legal, accounting or other consultants to advise and assist the Committee as it deems necessary to carry out its duties, without obtaining approval of the Board of Directors.

•	Committee Performance Evaluation. The Audit Committee shall perform an annual performance evaluation of the Committee not less than 30 days prior to the annual meeting of shareholders, including, without limitation, an evaluation of the fulfillment of its responsibilities to review (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (b) any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (c) analyses prepared by management and/or the internal auditor setting forth significant financial reporting issues and judgments made in the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; and (e) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Chairman of the Committee shall report the results of the evaluation to the full Board prior to the appointment of members of the Committee for the ensuing year.

•	Charter. The Audit Committee shall review and reassess the Audit Committee charter at least annually, and any amendments thereto shall be approved by the Board of Directors. The Company shall include a copy of the charter in its proxy statement at least triennially or the year after any significant amendment to the charter.

This charter shall not be construed in a manner that imposes, upon the Audit Committee or its members, additional duties and responsibilities or a higher standard of conduct or care than that imposed upon committees of boards of directors generally, pursuant to applicable law. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete or accurate or are in accordance with GAAP. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

Revised Charter approved on October 26, 2005 by the Board of Directors of LandAmerica Financial Group, Inc.

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

The Board of Directors recommends a vote FOR all nominees named in Proposal 1 and a vote FOR each of Proposals 2, 3 and 4.

1. Election of Directors.

01 -Janet A. Alpert	For ☐	Withhold ☐	03 - Michael Dinkins			For ☐	Withhold ☐

02 - Gale K. Caruso	For ☐	Withhold ☐	04 -John P. McCann			For ☐	Withhold ☐

B Issues

2. Approval of an amendment to LandAmerica Financial Group, Inc.’s Articles of Incorporation to modify certain portions of the Article pertaining to the election of directors.			For ☐	Against ☐	Abstain ☐	Mark this box with an X if you intend to attend the Annual Meeting of Shareholders in person.		☐

3. Approval of an amendment to the LandAmerica Financial Group, Inc.’s Articles of Incorporation to make certain changes, namely the revision of the Article pertaining to indemnification.			For ☐	Against ☐	Abstain ☐	Mark this box with an X if you have made comments below		☐

4. Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.			For ☐	Against ☐	Abstain ☐

___________________________________________________________

___________________________________________________________

___________________________________________________________

_____________________________________________

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please be sure to sign and date this Proxy/Voting Instruction Card.

Please sign exactly as your name(s) appear(s) on this Proxy/Voting Instruction Card. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc., should give full title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

________________________________________	_________________________________________	________________

Proxy – Company Name

This Proxy/Voting Instruction is Solicited on Behalf of the Board of Directors

With respect to the undersigned’s shares of Common Stock of LandAmerica Financial Group, Inc. held as a shareholder, the undersigned hereby appoints Wm. Chadwick Perrine, Michelle H. Gluck and G. William Evans, and each or any of them, proxies for the undersigned, with power of substitution, to vote all the shares of Common Stock of LandAmerica Financial Group, Inc. held of record by the undersigned on March 30, 2006, at the Annual Meeting of Shareholders of LandAmerica Financial Group, Inc. to be held at 9:00 a.m. on May 16, 2006 and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting. THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RECEIVED BY COMPUTERSHARE, TRANSFER AGENT FOR LANDAMERICA FINANCIAL GROUP, INC. PRIOR TO THE TIME OF THE MEETING, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.

With respect to the undersigned’s shares of Common Stock of LandAmerica Financial Group, Inc. held as a Participant in (1) the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan as of March 30, 2006, (2) the Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies Employees’ Stock Purchase Plan as of March 15, 2006 and/or (3) the LandAmerica Financial Group, Inc. 423 Employee Stock Purchase Plan as of March 30, 2006, the undersigned hereby directs the Trustee or Administrator of such plans to vote shares held in such plans as indicated on the reverse of this card. THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE OR ADMINISTRATOR, THE SHARES OF LANDAMERICA FINANCIAL GROUP, INC. CREDITED TO YOUR ACCOUNT WILL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES OF LANDAMERICA FINANCIAL GROUP, INC. COMMON STOCK FOR WHICH THE TRUSTEE OR ADMINISTRATOR HAS RECEIVED PROPER VOTING INSTRUCTIONS WITH RESPECT TO THE NOMINEES AND PROPOSALS 2, 3 AND 4.

(Continued and to be voted, dated and signed on reverse side.)

April 5, 2006

Dear Shareholder and/or Participant:

Please take note of the important information enclosed with this combined Proxy/Voting Instruction. There are issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. You may vote by mail, by telephone or over the Internet.

If you would like to vote by mail, please mark the boxes on the Proxy/Voting Instruction to indicate how your shares will be voted. Then sign the Proxy/Voting Instruction, detach it and return it in the enclosed postage paid envelope.

If you would like to vote by telephone or over the Internet, please follow the steps set forth on the Proxy/Voting Instruction.

Your vote must be received prior to the Annual Meeting of Shareholders on May 16, 2006.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Charles H. Foster, Jr.
Chairman

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 12:00 a.m., Central Time, on May 16, 2006.

THANK YOU FOR VOTING